Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Salix Pharmaceuticals, Ltd. (the “Company”) for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Carolyn J. Logan, President and Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: November 8, 2012	By:	/s/ Carolyn J. Logan
Carolyn J. Logan
President and Chief Executive Officer